Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT

ANNOUNCES FOURTH QUARTER FISCAL 2021 OPERATING RESULTS

Uncasville, Connecticut, December 9, 2021 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier integrated entertainment resorts, today announced operating results for its fourth fiscal quarter ended September 30, 2021.

MGE Operating Results

	Net Revenues		Income (Loss) from Operations		Adjusted EBITDA
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020	2021	2020
Mohegan Sun	$241,402	$211,814	$58,116	$62,498	$76,609	$80,113
Mohegan Sun Pocono	68,087	55,592	12,418	7,562	15,608	10,804
MGE Niagara Resorts	58,009	12,423	12,915	(14,513)	16,744	(9,071)
Management, development and other	16,318	13,177	4,451	(286)	12,103	6,028
All other	8,703	—	(1,035)	—	572	—
Corporate	298	303	(21,899)	(5,079)	(11,380)	(5,057)
Inter-segment	(1,582)	701	(16)	(32)	(16)	(32)

Total	$391,235	$294,010	$64,950	$50,150	$110,240	$82,785

“Our Consolidated Adjusted EBITDA of $110.2 million was the highest in our 25-year history. This is the second quarter this fiscal year where we generated a top three Consolidated Adjusted EBITDA, and only the fourth time in our history where we surpassed the $100 million mark. This was due in large part to the hard work, dedication and support of all our team members throughout the organization,” said Raymond Pineault, Chief Executive Officer. “We also successfully launched our retail sportsbook at Mohegan Sun on September 30th and our online sports betting and digital gaming business in Connecticut in October, both of which will attract new customers and diversify our revenue streams. Subsequent to the end of the quarter, MGE announced the completion of the financing for INSPIRE Korea, which was a significant milestone for this development project.”

Carol Anderson, Chief Financial Officer of the Company, also noted, “These results continue to reflect our recovery from the COVID-19 pandemic, including the ongoing Adjusted EBITDA margin improvements as part of the reimagining of our business in the post-COVID environment. At our flagship property Mohegan Sun, Adjusted EBITDA was $76.6 million, 18.2% favorable to the fourth quarter of fiscal 2019, which is the closest pre-COVID comparable, and the Adjusted EBITDA margin was up 580 basis points over the same period, although net revenues were slightly below fourth quarter fiscal 2019 levels. Mohegan Sun Pocono, ilani in Washington State, Mohegan Sun Las Vegas and Resorts also continue to perform well. MGE Niagara Resorts reopened to the public on July 23rd at limited capacity and has been generating positive results.”

Selected consolidated operating results for the fourth quarter ended September 30, 2021 and prior-year period (unaudited) were as follows:

•	Net revenues of $391.2 million vs. $294.0 million in the prior year period, a 33.1% increase;

•	Income from operations of $65.0 million vs. $50.2 million in the prior year period, a 29.5% increase; and

•	Adjusted EBITDA of $110.2 million vs. $82.8 million in the prior year period, a 33.1% increase.

The year-over-year improvement in net revenues was due to the addition of Mohegan Sun Casino Las Vegas in the current period combined with the COVID-related closure of MGE Niagara Resorts and state-mandated public health protocols at the Company’s other properties in the 2020 period. The year-over-year improvements in income from operations and Adjusted EBITDA were largely due to the COVID-related closure of MGE Niagara Resorts in the fiscal 2020 period. When compared to the fourth quarter of fiscal 2019, although consolidated net revenues declined 5.5%, Adjusted EBITDA increased 23.3%, which was largely driven by reductions in labor and marketing costs.

Mohegan Sun Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2021	2020	Variance	Variance
Net revenues	$241,402	$211,814	$29,588	14.0%
Income from operations	$58,116	$62,498	$(4,382)	(7.0%)
Adjusted EBITDA	$76,609	$80,113	$(3,504)	(4.4%)

Mohegan Sun generated quarterly sequential improvement in net revenues due to increased visitation and positive gaming trends as things move toward pre-pandemic normalcy. The property continued to reintroduce non-gaming amenities such as full capacity arena performances and welcomed back expos and convention groups. Fourth quarter Adjusted EBITDA decreased 4.4%, reflecting the more difficult comparison to COVID-restricted operations in fiscal 2020 when limited lower-margin non-gaming amenities were unavailable. When compared to the fourth quarter of fiscal 2019, Adjusted EBITDA increased 18.2%, primarily due to lower labor, marketing and cost of sales expenses. Most notably, when adjusting primarily for normalized table hold, the Adjusted EBITDA margin would have been 31.2%, up 278 basis points from 28.4% in the fourth quarter of fiscal 2019.

Mohegan Sun Pocono Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2021	2020	Variance	Variance
Net revenues	$68,087	$55,592	$12,495	22.5%
Income from operations	$12,418	$7,562	$4,856	64.2%
Adjusted EBITDA	$15,608	$10,804	$4,804	44.5%

Mohegan Sun Pocono generated quarterly sequential improvements in net revenues and Adjusted EBITDA. Adjusted EBITDA increased $4.8 million or 44.5% compared to the prior-year period. When compared to the fourth quarter of fiscal 2019, Adjusted EBITDA increased $3.9 million or 32.7%, and the Adjusted EBITDA margin of 22.9% improved 444 basis points, reflecting the ongoing positive impact of cost reductions in labor, marketing and cost of sales realized from reimagining business operations. Adjusting for table hold, Adjusted EBITDA versus the fourth quarter of fiscal 2019 would have increased 28.2%, while EBITDA margin would have improved 393 basis points.

MGE Niagara Resorts Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2021 (1)	2020 (1)	Variance	Variance
Net revenues	$58,009	$12,423	$45,586	N.M.
Income (loss) from operations	$12,915	$(14,513)	$27,428	N.M.
Adjusted EBITDA	$16,744	$(9,071)	$25,815	N.M.

(1)	The MGE Niagara Resorts temporarily closed on March 18, 2020 following the outbreak of COVID-19. The MGE Niagara Resorts reopened to the public on July 23, 2021.

N.M. - Not Meaningful.

Upon reopening to the public on July 23, 2021, MGE Niagara Resorts operated under a number of COVID-related restrictions, including a 30% capacity limitation, mandatory masks, physical distancing, active screening and contract tracing requirements. Adjusted EBITDA increased $25.8 million for the quarter, reflecting the easier year-over-year comparison due to closure for the entire fourth quarter of fiscal 2020. When compared to the fourth quarter of fiscal 2019, Adjusted EBITDA increased $6.6 million or 64.3%, primarily due to lower labor, marketing and cost of sales. Adjusting for the July 23rd public reopening and table hold, the Adjusted EBITDA margin would have been 27.6%, up 1,444 basis points from 13.1% in the fourth quarter of fiscal 2019. Beginning October 25th, physical distancing and capacity restrictions have been removed for all Ontario casinos, event spaces, restaurants and bars, however proof of vaccination, active screening, masks and contact tracing remain in effect.

Management, Development and Other Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2021	2020	Variance	Variance
Net revenues	$16,318	$13,177	$3,141	23.8%
Income (loss) from operations	$4,451	$(286)	$4,737	N.M.
Adjusted EBITDA	$12,103	$6,028	$6,075	100.8%

N.M. - Not Meaningful.

The increase in net revenues was driven by continued growth in management and development fees from ilani which, when combined with lower operating costs primarily related to higher legal expenses in fiscal 2020, generated significant improvement in Adjusted EBITDA.

All Other (Mohegan Sun Casino Las Vegas) Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2021	2020	Variance	Variance
Net revenues	$8,703	$—	$8,703	100.0%
Loss from operations	$(1,035)	$—	$(1,035)	(100.0%)
Adjusted EBITDA	$572	$—	$572	100.0%

The fourth quarter of fiscal 2021 was the second full fiscal operating quarter for Mohegan Sun Casino Las Vegas, which opened to the public on March 25, 2021. Low table hold of 12.8% negatively impacted net revenue by $0.5 million. Normalizing for table hold, Adjusted EBITDA would have been $1.1 million, and the Adjusted EBITDA margin would have been 11.7%.

Corporate Operating Results

(in thousands, unaudited)

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2021	2020	Variance	Variance
Net revenues	$298	$303	$(5)	(1.7%)
Loss from operations	$(21,899)	$(5,079)	$(16,820)	(331.2%)
Adjusted EBITDA	$(11,380)	$(5,057)	$(6,323)	(125.0%)

The decline in Adjusted EBITDA was principally due to higher employee related costs in the current period.

Other Information

Liquidity

As of September 30, 2021, and September 30, 2020, MGE held cash and cash equivalents of $149.8 million and $112.7 million, respectively. Inclusive of letters of credit, which reduce borrowing availability, MGE had $213.7 million of borrowing capacity under its senior secured credit facility and line of credit as of September 30, 2021. In addition, inclusive of letters of credit, which reduce borrowing availability, MGE Niagara Resorts had $38.9 million of borrowing capacity under the MGE Niagara Resorts revolving facility and line of credit as of September 30, 2021 based on limitations under the Niagara credit agreement in place at that time due to the gaming capacity restrictions.

Recent Developments

On November 29, 2021, MGE announced the completion of the financing for INSPIRE Korea, which includes a 1.04 trillion Korean won project finance loan (approximately $890.0 million U.S. dollar equivalent based on an exchange rate of 1,170 Korean won per U.S. dollar), a total of $575.0 million in equity, combining MGE’s $300.0 million prior investment and an additional $275.0 million raised through private equity funding, and a commitment from the general contractor for the project to make a subordinated investment in the amount of 100.0 billion Korean won (approximately $85.5 million U.S. dollar equivalent).

Conference Call

MGE will host a conference call regarding its fourth quarter fiscal 2021 operating results on December 9, 2021 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating on the call should dial as follows:

(866) 901-1124

(918) 922-6131 (International)

Conference ID: 5147399

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, December 9, 2021. This replay will run through December 23, 2021.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 5147399

About Mohegan Gaming & Entertainment

MGE is a master developer and operator of premier integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Inspire in Incheon, South Korea and Niagara Casinos in Niagara, Canada. MGE is owner, developer, and/or manager of integrated entertainment resorts throughout the United States, including Connecticut, New Jersey, Washington, Pennsylvania, as well as Northern Asia, Niagara Falls, Canada and Las Vegas, Nevada. MGE is owner and operator of Connecticut Sun, a professional basketball team in the WNBA. For more information on MGE and our properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the	For the	For the	For the
	Three Months Ended	Three Months Ended	Fiscal Year Ended	Fiscal Year Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues:
Gaming	$286,704	$230,005	$910,378	$799,647
Food and beverage	28,422	12,580	73,631	103,678
Hotel	28,425	18,820	84,307	69,113
Retail, entertainment and other	47,684	32,605	160,517	142,524

Net revenues	391,235	294,010	1,228,833	1,114,962

Operating costs and expenses:
Gaming	141,331	114,675	470,723	444,875
Food and beverage	22,774	12,502	63,414	91,662
Hotel	10,190	8,967	36,097	35,578
Retail, entertainment and other	13,978	8,842	38,390	54,020
Advertising, general and administrative	76,919	53,820	231,084	226,588
Corporate	26,071	12,218	61,301	44,177
Depreciation and amortization	25,833	26,220	105,335	109,067
Impairment of Mohegan Sun Pocono’s intangible assets	—	—	—	126,596
Other, net	9,189	6,616	38,032	15,616

Total operating costs and expenses	326,285	243,860	1,044,376	1,148,179

Income (loss) from operations	64,950	50,150	184,457	(33,217)

Other income (expense):
Interest income	(6)	205	123	1,754
Interest expense, net of capitalized interest	(43,588)	(36,095)	(171,844)	(134,925)
Gain (loss) on modification and early extinguishment of debt	2,185	(2,888)	(21,793)	(2,888)
Other, net	4,392	3,470	10,057	566

Total other expense	(37,017)	(35,308)	(183,457)	(135,493)

Income (loss) before income tax	27,933	14,842	1,000	(168,710)
Income tax benefit (provision)	(3,748)	3,678	6,353	6,694

Net income (loss)	24,185	18,520	7,353	(162,016)
(Income) loss attributable to non-controlling interests	(211)	70	(622)	(139)

Net income (loss) attributable to Mohegan Gaming & Entertainment	$23,974	$18,590	$6,731	$(162,155)

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

Reconciliations of Net Income to Adjusted EBITDA:

Reconciliations of net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands, unaudited):

	For the Three Months Ended
	September 30,	September 30,
	2021	2020
Net income	$24,185	$18,520
Income tax (benefit) provision	3,748	(3,678)
Interest expense, net of capitalized interest	43,588	36,095
(Gain) loss on modification and early extinguishment of debt	(2,185)	2,888
Interest income	6	(205)
Other, net	(4,392)	(3,470)

Income from operations	64,950	50,150
Adjusted EBITDA attributable to non-controlling interests	(211)	(201)
Depreciation and amortization	25,833	26,220
Other, net	19,668	6,616

Adjusted EBITDA	$110,240	$82,785

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA:

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands, unaudited):

	For the Three Months Ended September 30, 2021
				Adjusted EBITDA
	Income (Loss)	Depreciation		Attributable to
	from	and		Non-Controlling	Adjusted
	Operations	Amortization	Other, net	Interests	EBITDA
Mohegan Sun	$58,116	$17,195	$1,298	$—	$76,609
Mohegan Sun Pocono	12,418	3,172	18	—	15,608
MGE Niagara Resorts	12,915	3,870	(41)	—	16,744
Management, development and other	4,451	6	7,857	(211)	12,103
All other	(1,035)	1,550	57	—	572
Corporate	(21,899)	40	10,479	—	(11,380)
Inter-segment	(16)	—	—	—	(16)

Total	$64,950	$25,833	$19,668	$(211)	$110,240

	For the Three Months Ended September 30, 2020
				Adjusted EBITDA
	Income (Loss)	Depreciation		Attributable to
	from	and		Non-Controlling	Adjusted
	Operations	Amortization	Other, net	Interests	EBITDA
Mohegan Sun	$62,498	$17,563	$52	$—	$80,113
Mohegan Sun Pocono	7,562	3,269	(27)	—	10,804
MGE Niagara Resorts	(14,513)	5,356	86	—	(9,071)
Management, development and other	(286)	10	6,505	(201)	6,028
Corporate	(5,079)	22	—	—	(5,057)
Inter-segment	(32)	—	—	—	(32)

Total	$50,150	$26,220	$6,616	$(201)	$82,785

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, primarily represents net income before interest, taxes, depreciation, amortization, pre-opening and other non-recurring charges.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that Adjusted EBITDA provides a more complete understanding of its financial performance than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry because Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Carol K. Anderson

Chief Financial Officer

Mohegan Gaming & Entertainment

(860) 862-8000